W.W. GRAINGER, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
For the First Quarter Ended March 31, 2003
(Unaudited)

Company Contacts:
W. D. Chapman	847-535-0881
N. A. Hobor	847-535-0065

Issued: April 16, 2003

First Quarter Highlights

  Sales of $1.1 billion were up 1% versus 2002.
  Operating earnings for the quarter were $91.4 million, an increase of 2% versus prior year.
  Earnings per share for the quarter were $0.57 up 58% versus $0.36 in 2002. In 2002, results included a $0.25 per share expense related to the recognition of a non-cash goodwill impairment charge for the Canadian subsidiary. Excluding this item, earnings per share in 2002 would have been $0.61 per diluted share.
  The 2002 first quarter included $0.04 per share in non-operating gains related to the sale of investment securities.

Contents

I.	EARNINGS REVIEW	2
II.	BALANCE SHEET DATA	4
III.	CASH FLOW DATA	5
IV.	BUSINESS SEGMENT RESULTS	6
	EXHIBITS
	A. Daily Sales Growth by Segment	9
	B. Sales by Segment	10
	C. Operating Earnings by Segment	11

W.W. Grainger, Inc. Supplemental Financial Information for the First Quarter Ended March 31, 2003

I. EARNINGS REVIEW

                                            Net Sales
                                            ---------

                                        Three Months Ended
                        ---------------------------------------------------
                                         ($ in millions)

                           03/31/03         03/31/02          Inc/(Dec)
                        --------------   --------------    ----------------

      Net Sales         $        1,139   $        1,125          1%

      Sales Days              2003             2002
      -------------     --------------   --------------
      First Quarter                 63               63
      Total Year                   255              255

Sales in the first quarter of 2003 were up 1% reflecting the continued weakness in the North American economy.

                                   Daily Sales Inc/(Dec) 2003 vs. 2002
                         ----------------------------------------------------

                          Total    Branch-based       Lab      Integrated
     2003 Month          Company   Distribution     Safety       Supply
     ----------          -------   ------------     ------   ----------------

     January              0.6%           1.2%        (5.1)%       (4.4)%
     February             0.4            0.8         (2.9)        (2.1)
     March                2.7            2.7          2.0          6.8

     First Quarter        1.2%           1.6%        (2.0)%        0.1%

                                        Operating Earnings

                                        Three Months Ended
                           --------------------------------------------
                                          ($ in millions)
                           03/31/03          03/31/02         Inc/(Dec)
                           ----------        ----------       ---------

Operating Earnings              $91              $90               2%
Operating Margin                8.0%             8.0%             - pp
ROIC*                          20.0%            21.2%          (1.2)pp
  *See footnote, page 8.

The Company’s operating earnings of $91 million increased 2% for the first quarter of 2003 as compared with $90 million for the same 2002 period. The Branch-based Distribution segment reported improved operating earnings versus the 2002 quarter, while Lab Safety and Integrated Supply reported lower operating earnings. Also contributing to the improvement was a reduction in headquarters expenses.

The change in ROIC was primarily attributable to inventory infusion and capital expenditures, partially offset by a reduction in receivables.

W.W. Grainger, Inc. Supplemental Financial Information for the First Quarter Ended March 31, 2003

Other Income and Expense

For the 2003 first quarter, “Other Income and Expense” was a net $3.4 million of expense versus a net $8.8 million of income for the 2002 quarter. This difference is primarily driven by a write-down of investment securities in 2003 of $1.6 million versus a $7.3 million gain on sale of investment securities in 2002. In addition, in 2002 there was a $2.8 million gain on the sale of a facility.

Income Taxes

The Company’s effective income tax rate was 40.5% for the first quarter of 2003 and 40.8% for the 2002 first quarter. Excluding the effect of equity losses in unconsolidated entities, which are recorded net of tax, the effective income tax rate was 40.0% for 2003 and 40.5% for 2002. This change in effective tax rate was primarily driven by lower non-deductible losses in Mexico and a lower tax rate in Canada.

W.W. Grainger, Inc. Supplemental Financial Information for the First Quarter Ended March 31, 2003

II. BALANCE SHEET DATA

        Selected Balance Sheet data as of March 31, 2003 (preliminary) and 2002 follows:

                                                       2003              2002
                                                ---------------  ---------------
    ASSETS                                               ($ in thousands)
    ------
Cash and Cash Equivalents                       $      218,585   $      221,590
Accounts Receivable-net (1)                            454,981          484,085
Inventories (2)                                        706,016          649,472
Other Current Assets                                   150,734          141,480
                                                ---------------  ---------------
       Total Current Assets                          1,530,316        1,496,627
Property, Buildings, and Equipment-net (3)             738,666          687,960
Investments in Unconsolidated Entities                  19,336           27,286
All Other Assets                                       204,425          195,504
                                                ---------------  ---------------
       Total Assets                             $    2,492,743   $    2,407,377
                                                ===============  ===============

    LIABILITIES AND SHAREHOLDERS' EQUITY
    ------------------------------------
Short-Term Debt                                 $        2,793   $        3,879
Current Maturities of Long-Term Debt                     6,505           10,620
Trade Accounts Payable                                 301,276          342,855
Other Current Liabilities                              269,411          246,627
                                                ---------------  ---------------
       Total Current Liabilities                       579,985          603,981
Long-Term Debt                                         127,564          117,956
All Other Liabilities                                   67,551           58,181
Shareholders' Equity (4)                             1,717,643        1,627,259
                                                ---------------  ---------------
 Total Liabilities and Shareholders' Equity     $    2,492,743   $    2,407,377
                                                ===============  ===============

(1)  Accounts receivable-net decreased by $29 million, or 6%. This decrease is attributable to lower days sales outstanding.

(2)  Inventories increased by $57 million, or 9%. This increase occurred primarily in the Branch-based Distribution segment, reflecting an infusion of inventory during the second half of 2002 to improve service levels.

(3)  Depreciation and amortization of property, buildings, and equipment amounted to $20 million for both first quarters of 2003 and 2002.
     Amortization of capitalized software was $5 million for the first quarter of 2003 and $4 million for the 2002 period.

(4)  Common stock outstanding as of March 31, 2003 was 91,575,666 shares as compared with 93,671,807 shares at March 31, 2002. The Company repurchased
     12,000 shares during the quarter. As of March 31, 2003, 10 million shares of common stock remained under the current repurchase authorization.

W.W. Grainger, Inc. Supplemental Financial Information for the First Quarter Ended March 31, 2003

CASH FLOW DATA

The following is a summarized cash flow statement for the three months ended March 31 (preliminary):

                                                           Three Months Ended
                                                                March 31,
                                                          ----------------------
                                                              ($ in thousands)
                                                            2003         2002
                                                          --------     --------
Cash Flows from Operating Activities:
   Net Earnings                                           $ 52,404     $ 34,537
   Depreciation & Amortization                              24,896       24,184
   Gains on Sales of Investment Securities                    --         (7,308)
   Write-Down of Investments                                 1,614         --
   Losses on Unconsolidated Entities                         1,055          720
   Cumulative Effect of Accounting Change                     --         23,921
   Increase in Accounts Receivable - net                   (28,395)     (33,444)
   Decrease (Increase) in Inventories                       21,737      (25,384)
   Increase in Prepaid Expenses                            (16,089)      (5,456)
   Increase in Trade Accounts Payable                        9,122       67,071
   Other - net                                             (16,752)     (12,642)
                                                          --------     --------

   Net Cash Provided by Operating Activities                49,592       66,199

Cash Flows from Investing Activities:
   Additions to Property, Buildings,
     and Equipment - net                                   (19,800)     (15,270)
   Additions for Capitalized Software                       (2,079)      (3,623)
   Other - net                                              (3,157)      14,088
                                                          --------     --------

   Net Cash Used in Investing Activities                   (25,036)      (4,805)

Cash Flows from Financing Activities:
   Net Decrease in Short-term Debt                            (174)        (647)
   Cash Dividends Paid and Purchase of
     Treasury Stock - net                                  (17,006)     (16,372)
   Other - net                                               1,451        8,641
                                                          --------     --------

   Net Cash Used in Financing Activities                   (15,729)      (8,378)
                                                          --------     --------

Exchange Rate Effect on Cash and Cash Equivalents            1,230         (272)
                                                          --------     --------

Net Increase in Cash and Cash Equivalents from
 Beginning of Year                                        $ 10,057     $ 52,744
                                                          ========     ========

W.W. Grainger, Inc. Supplemental Financial Information for the First Quarter Ended March 31, 2003

III. BUSINESS SEGMENT RESULTS

                                           BRANCH-BASED DISTRIBUTION
                                           -------------------------

                                               Three Months Ended
                                 --------------------------------------------
                                                 ($ in millions)

                                  03/31/03         03/31/02         Inc/(Dec)
                                 ----------        ----------       ---------
     Sales                       $    1,015      $     999               2%
     Operating Earnings          $       91      $      89               2%
     Operating Margin                   9.0%           8.9%            0.1pp
     ROIC*                             21.7%          22.8%          (1.1)pp

                               North American Branch Network
                                    Number of Branches

                                      2003 First Quarter
                        ---------------------------------------------
                          12/31/02     Opened      Closed    03/31/03
                        ----------   ----------  ----------  --------
     United States           395          -           -           395
     Canada                  176          -           -           176
     Mexico                    5          -           -             5
                        ----------   ----------  ----------  --------
          Total              576          -           -           576
                        ==========   ==========  ==========  ========

Net Sales – Sales for this segment increased 2% for the quarter.

Sales in the United States were up 1% versus 2002, primarily driven by sales to government accounts, up 11%, and national accounts, up 4%. Sales through the grainger.com web site were $115 million, a 21% increase versus first quarter 2002 sales of $95 million.

Sales in Canada increased 11% for the quarter versus 2002 including the effect of a favorable Canadian exchange rate. In local currency, this business experienced a 5% increase due to higher sales to the government and increased sales to the petroleum industry.

Sales in Mexico were flat for the quarter versus 2002. This reflects the continuing softness of the Mexico economy.

*See footnote, page 8.

W.W. Grainger, Inc. Supplemental Financial Information for the First Quarter Ended March 31, 2003

                        BRANCH-BASED DISTRIBUTION (continued)
                       -------------------------------------

Operating Earnings – Operating earnings increased 2% for the 2003 first quarter as compared with the 2002 period. This operating performance reflects improved results in Canada and Mexico, while the U.S. was down 1%.

The gross profit margin increased 0.71 percentage point from the comparable 2002 quarter. The improvement in gross profit margin was primarily attributable to selected pricing actions intended to recover freight and supplier cost increases, and to favorable product mix. Partially offsetting these improvements were higher freight costs related to the logistics project and increased fuel costs.

Operating expenses were up 4% for the quarter, primarily the result of incremental costs related to the logistics project and increases in other payroll and benefits costs including increased health care costs.

                                       LAB SAFETY
                                       ----------

                                    Three Months Ended
                        ---------------------------------------
                                     ($ in millions)

                        03/31/03       03/31/02       Inc/(Dec)
                        --------       --------       ---------
Sales                   $     71      $     73            (2)%
Operating Earnings      $     11      $     13           (16)%
Operating Margin            15.2%         17.8%         (2.6)pp
ROIC*                       48.6%         51.0%         (2.4)pp

Net Sales – Sales decreased 2% for the quarter for Lab Safety, the Company’s direct marketing business. The continuing weakness in the manufacturing sector of the economy contributed to this decrease.

Operating Earnings – The 16% operating earnings decrease was the result of lower sales, lower gross profit margins and higher operating expenses. Gross profit margins were affected by higher freight costs and product mix. The operating expense increase was primarily due to increased health care costs and increases in distribution of catalog media.

*See footnote, page 8.

W.W. Grainger, Inc. Supplemental Financial Information for the First Quarter Ended March 31, 2003

                                      INTEGRATED SUPPLY
                                      -----------------

                                       Three Months Ended
                        ----------------------------------------------
                                      ($ in millions)

                        03/31/03         03/31/02            Inc/(Dec)
                        --------         --------            --------
Sales                   $   57.3        $   57.2                 - %
Operating Earnings      $    1.1        $    1.6               (28)%
Operating Margin             2.0%           2.7%              (0.7)pp
ROIC*                       58.8%          51.2%                7.6pp

Net Sales – While overall sales were flat for the quarter, the fee revenue component was down due to fewer customer locations. Sales for this business unit include product sales and management fees.

Operating Earnings – The operating earnings decrease was due to lower gross profit margins, the result of lower fee revenue. Operating expenses were down slightly but not enough to offset the decline in fees.

*Footnote:

The GAAP financial statements are the source for all amounts used in Return on Invested Capital (ROIC) calculation.  ROIC is calculated using annualized operating earnings based on year-to-date operating earnings divided by a four point average for net working assets. Net working assets are working assets minus working liabilities defined as follows: working assets equal total assets less cash equivalents (non-operating cash), deferred taxes, investments in unconsolidated entities plus the LIFO reserve. Working liabilities are the sum of trade payables, accrued compensation and benefits, accrued contributions to employees’ profit sharing plans, and accrued expenses.

Forward-Looking Statements
This document may contain forward-looking statements under the federal securities laws. Any forward-looking statement relates to the Company’s expected future financial results and business plans, strategies and objectives are not historical facts. There are risks and uncertainties the outcome of which could cause the Company’s results to differ materially from what is projected. Any forward-looking statements should be read in conjunction with the Company’s most recent annual report, as well as the Company’s Form 10-K and other reports filed with the Securities and Exchange Commission, containing a discussion of the Company’s business and of various factors that may affect it.

– End –

W.W. Grainger, Inc. Supplemental Financial Information for the First Quarter Ended March 31, 2003

EXHIBIT A
Daily Sales Growth
by Segment

	2003 vs. 2002				2002 vs. 2001

		Branch-based	Lab	Integrated		Branch-based	Lab	Integrated
Month	Company	Distribution	Safety	Supply	Company	Distribution	Safety	Supply

January	0.6%	1.2%	-5.1%	-4.4%	-7.2%	-7.7%	-14.3%	26.6%
February	0.4%	0.8%	-2.9%	-2.1%	-4.4%	-5.7%	-12.0%	53.9%
March	2.7%	2.7%	2.0%	6.8%	-7.0%	-7.5%	-19.2%	35.8%
First Quarter	1.2%	1.6%	-2.0%	0.1%	-6.3%	-7.0%	-15.4%	37.9%

April					-0.8%	-1.3%	-14.9%	43.7%
May					-4.9%	-5.7%	-9.7%	26.9%
June					-1.3%	-1.3%	-9.6%	13.2%
Second Quarter					-2.5%	-3.0%	-11.4%	27.1%

July					-1.6%	-1.5%	-9.6%	9.3%
August					-2.8%	-3.1%	-7.1%	10.8%
September					1.0%	0.6%	-2.8%	17.4%
Third Quarter					-1.2%	-1.5%	-6.6%	12.5%

October					0.3%	1.6%	-15.1%	1.0%
November					3.0%	3.6%	-4.8%	3.7%
December					-0.1%	1.3%	-18.4%	-2.1%
Fourth Quarter					0.9%	2.0%	-13.0%	0.8%

Full year					-2.3%	-2.4%	-11.7%	18.4%

W.W. Grainger, Inc. Supplemental Financial Information for the First Quarter Ended March 31, 2003

EXHIBIT B
Sales by Segment
($000's)

1st Quarter

	Three Months ended March 31, 2003

	Branch-based	Lab	Integrated
	Distribution	Safety	Supply	Totals

Total net sales	1,014,872	71,489	57,272	1,143,633
Intersegment net sales	(3,929)	(435)	-	(4,364)

Net sales to external customers	1,010,943	71,054	57,272	1,139,269

	Three Months ended March 31, 2002

	Branch-based	Lab	Integrated
	Distribution	Safety	Supply	Totals

Total net sales	999,311	72,932	57,214	1,129,457
Intersegment net sales	(3,851)	(341)	-	(4,192)

Net sales to external customers	995,460	72,591	57,214	1,125,265

2003 vs. 2002
Total net sales	1.6%	-2.0%	0.1%	1.3%
Intersegment net sales	2.0%	27.6%	-	4.1%
Net sales to external customers	1.6%	-2.1%	0.1%	1.2%

W.W. Grainger, Inc. Supplemental Financial Information for the First Quarter Ended March 31, 2003

EXHIBIT C
Operating Earnings by Segment
($000's)

1st Quarter

	Three Months ended March 31, 2003

	Branch-based	Lab	Integrated
	Distribution	Safety	Supply	Totals

Total operating earnings	91,025	10,853	1,134	103,012
Unallocated expenses	-	-	-	(11,605)
Elimination of intersegment profits	-	-	-	-

Total consolidated operating earnings	91,025	10,853	1,134	91,407

	Three Months ended March 31, 2002

	Branch-based	Lab	Integrated
	Distribution	Safety	Supply	Totals

Total operating earnings	89,235	12,979	1,567	103,781
Unallocated expenses	-	-	-	(13,815)
Elimination of intersegment profits	-	-	-	(6)

Total consolidated operating earnings	89,235	12,979	1,567	89,960

2003 vs. 2002	2.0%	-16.4%	-27.6%	1.6%

W.W. Grainger, Inc. Supplemental Financial Information for the First Quarter Ended March 31, 2003